EXHIBIT 99.1

Priority Technology Holdings, Inc. Completes Acquisition of Plastiq, Inc.
Priority’s payments and banking solutions combined with Plastiq’s bill pay and working capital platform allows companies to make money with every business expense

ALPHARETTA, Ga., August 1, 2023 — Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority”), a leading platform for unified commerce that delivers integrated payments and banking at scale, announced today that it has completed the acquisition of substantially all of the assets of Nearside Business Corp. and PLV Inc. , as well as all of the equity of Plastiq Canada Inc. and Plastiq Inc. (collectively, “Plastiq”), with the approval of the United States Bankruptcy Court for the District of Delaware.

“We are eager to welcome Plastiq’s employees and customers into the Priority family,” said Thomas Priore, Chairman and CEO of Priority. “Both companies have been focused on building leading B2B payment solutions. Our combined B2B offering will provide businesses of all sizes a full suite of working capital solutions that optimize their important vendor relationships while maximizing cash flow flexibility to operate and grow their business.”

“Our mission has always been to accelerate the financial success of small businesses by giving them the access to working capital they need to grow and thrive,” said Eliot Buchanan, Plastiq CEO & Founder. “As part of Priority, we will be uniquely positioned to offer a full suite of payment and banking capabilities to bring a holistic approach to solving our customers’ biggest working capital issues.”

“The addition of Plastiq is another example of how Priority is building a differentiated Unified Commerce Platform for our business and integrated software clients,” continued Priore. “Our customers can choose the payment acceptance and automated bill payment tools, now including Plastiq, that best fit their business to optimize their cashflow management all in one place on our native payments and banking as a service platform.”

Keefe, Bruyette & Woods served as financial advisor and Troutman Pepper Hamilton Sanders LLP served as legal advisors to Priority.

About Priority Technology Holdings, Inc.
Priority’s purpose-built payments and banking technology platform to collect, store and send money serves over 800 thousand clients, processing $115 billion in annual payments volume though its proprietary merchant acquiring application, MX Merchant, BRB payments solution, CPX and library of APIs including Passport for ISV and

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Enterprise partners. Priority handles the complexities of payments and embedded finance to free its partners to focus on their core business objectives. Priority’s APIs and proprietary processing solutions are supported by nationwide money transmission licenses, end-to-end operational support including automated risk management, underwriting, full AML, BSA and OFAC compliance and industry leading customer service. Additional information can be found at www.prioritycommerce.com.
About Plastiq
Founded in 2012, Plastiq is a leading B2B payments company. Plastiq has helped tens of thousands of businesses improve cash flow with instant access to working capital, while automating and enabling control over all aspects of accounts payable and receivable. Plastiq provides growing finance teams with technology and know-how once reserved for only large enterprises. The flagship product, Plastiq Pay, pioneered a way for businesses to pay suppliers by credit card regardless of acceptance as an alternative to expensive, scarce bank loan options. Plastiq Accept offers an alternative to expensive merchant services, enabling businesses to accept credit cards with no merchant fees and get paid across any customer touch point, including a website, invoice, checkout process, and in person via QR code. The Plastiq Connect API suite enables platforms, marketplaces, and ERPs, to expand B2B payment options for payables and receivables in their native customer experience while outsourcing payment execution, risk, and compliance.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, the Purchase Agreement and our ability to close on the Purchase Agreement. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.

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We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 23, 2023. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Contact:
Dave Faupel
Chief Marketing Officer
Priority
Dave.faupel@prth.com